CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption Experts in the Registration Statement (Form S-4) and related Proxy Statement/Prospectus of Peoples Bancorp Inc. for the registration of 100,000 of its common shares and to the incorporation by reference therein of our report dated February 7, 2000, with respect to the consolidated financial statements of Peoples Bancorp Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the fiscal year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                /s/ ERNST & YOUNG LLP
                                    -----------------
                                    Ernst & Young LLP

Charleston, West Virginia
December 15, 2000